Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Susser Holdings Corporation 2013 Equity Incentive Plan of our reports dated March 15, 2013, with respect to the consolidated financial statements of Susser Holdings Corporation and the effectiveness of internal control over financial reporting of Susser Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 30, 2012, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

May 20, 2013
San Antonio, TX